Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Income for the Third Quarter and Nine Months Ended September 30, 2022

BLACKSBURG, VA., October 20, 2022 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the third quarter and nine months ended September 30, 2022. The Company reported net income of $16.62 million, or $2.77 per common share, for the nine months ended September 30, 2022. This compares to net income of $15.13 million, or $2.42 per common share, for the nine months ended September 30, 2021. National Bankshares, Inc. ended September 30, 2022 with total assets of $1.70 billion.

President & CEO F. Brad Denardo commented, “We are pleased to share another good earnings report, with a nice increase in net income compared to the same period last year. Our talented team of banking professionals continued to grow the Company, bringing in quality new deposits and loans while providing excellent service to all of our customers. The backing of our communities and the investment of our shareholders remain vital to our success, and we thank them for their continued trust and support.”

Highlights for the Nine Months Ended September 30, 2022

Income Statement

When results for the nine months ended September 30, 2022 and September 30, 2021 are compared, the $1.49 million increase in net income was generated by growth in net interest income and service charges on deposit accounts, as well as decreased pension expense.

Net Interest Income

Net interest income benefitted from a decrease in interest expense and expansion in the yield on earning assets. Interest expense for the nine months ended September 30, 2022 was $2.01 million, improved from $2.41 million for the nine months ended September 30, 2021. The cost of interest-bearing liabilities improved from an annualized 0.30% for the nine months ended September 30, 2021 to 0.23% for the nine months ended September 30, 2022. Elevated levels of deposits and liquidity within the Company and across the general banking industry supported favorable deposit pricing during the nine months ended September 30, 2022.

Federal Reserve interest rate increases in 2022 as well as growth in earning assets expanded interest income. The fully taxable equivalent (“FTE”) interest income(1) was $36.82 million for the nine months ended September 30, 2022, compared with $34.16 million for the nine months ended September 30, 2021. The FTE yield on earning assets for the nine months ended September 30, 2022 was 2.96%, compared with 3.03% for the nine months ended September 30, 2021. During the nine months ended September 30, 2021, $2.03 million in interest and fees from Paycheck Protection Program (PPP) loans contributed 18 basis points to the FTE yield on earning assets. PPP loans were essentially paid off by December 31, 2021. On a comparable basis, excluding PPP loans from 2021, the yield on earning assets for the nine months ended September 30, 2021 was 2.85%.

The Company expects further rate increases from the Federal Reserve, which will continue to benefit asset yields, but will also put upward pressure on deposit costs.

Service Charges on Deposit Accounts and Pension Expense

Service charges on deposit accounts increased $338 thousand when the nine months ended September 30, 2022 are compared with the same period of 2021. Fees for overdraft and nonsufficient funds provided most of the increase, as depositor activity recovered from lower levels earlier in the COVID-19 pandemic. The Company offers depositors various overdraft solutions and provides disclosures on its fees.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Pension expense is determined at the beginning of each year by actuarial calculations incorporating demographic and market assumptions. When the nine months ended September 30, 2022 are compared with the same period of 2021, the decrease in pension cost lowered salary expense by $111 thousand, and decreased other noninterest expense by $448 thousand. Pension expense is subject to fluctuations in equity and bond markets and may differ in coming years.

Balance Sheet

Deposits

Customer deposits increased $137.92 million or 9.63% from September 30, 2021 to September 30, 2022.

Loans

Healthy demand grew loans, net of unearned income and deferred cost, by $55.37 million or 6.94% when September 30, 2022 is compared with September 30, 2021. At September 30, 2021, PPP loans were $12.09 million. On a comparable basis, excluding PPP loans, loan growth would have been $67.26 million or 8.56%. Due to the rise in interest rates, we expect loan demand to soften during coming quarters.

Loan quality continues to reflect low credit risk, with net charge-offs of $163 thousand or 0.03% of average loans for the nine months ended September 30, 2022. This compares with $445 thousand or 0.08% for the nine months ended September 30, 2021. The allowance for loan losses as a percentage of loans was 0.96% at September 30, 2022 and 0.97% at September 30, 2021.

Securities

Securities available for sale at September 30, 2022 grew $15.92 million or 2.48% from September 30, 2021. Securities are reported net of unrealized gains and losses, and yields on securities typically move inversely to interest rate movements. Beginning in March 2022, the Federal Reserve increased rates 300 basis points, leading to an unrealized loss of $107.96 million at September 30, 2022. This compares with an unrealized gain of $5.93 million at September 30, 2021. The Company’s Asset Liability Management Committee is closely monitoring interest rate risk on all of the Company’s financial assets and liabilities. At this time, the Company has high liquidity and a relatively low loan-to-deposit ratio. No securities sales are anticipated and the unrealized loss is not expected to impact net income.

Stockholders’ Equity

Stockholders’ Equity decreased $78.67 million or 41.22% from September 30, 2021 to September 30, 2022. The ratio of tangible common equity to tangible assets(1) decreased from 11.29% at September 30, 2021 to 6.28% at September 30, 2022. The decrease stems from the unrealized loss on securities that is reflected in the equity component, Accumulated Other Comprehensive Loss. Accumulated Other Comprehensive Loss is excluded from the Bank’s regulatory capital and does not impact regulatory capital ratios. The Bank is considered well capitalized, with capital ratios considerably higher than minimum regulatory requirements.

During the third quarter of 2022, the Company repurchased 23,500 shares under its publicly announced repurchase program.

Key Ratios

Key ratios improved when results for the nine months ended September 30, 2022 are compared with those for the same period of 2021, including the return on average equity, return on average assets and efficiency ratio. The return on average equity for the nine months ended September 30, 2022 was 14.04%, compared with 10.36% for the nine months ended September 30, 2021. If Accumulated Other Comprehensive Income (Loss) is excluded, the return on average equity for the nine months ended September 30, 2022 was 11.09%, improved from 10.18% for the nine months ended September 30, 2021.

The return on average assets improved from 1.25% for the nine months ended September 30, 2021 to 1.29% for the nine months ended September 30, 2022. The Company’s efficiency ratio(1) improved from 51.54% for the nine months ended September 30, 2021 to 48.03% for the nine months ended September 30, 2022.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include tangible common equity to tangible assets, the net interest margin and the efficiency ratio.

Tangible common equity and tangible assets exclude goodwill. The net interest margin is presented on a fully taxable equivalent basis (“FTE”), using the federal statutory income tax rate of 21%. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 24 full-service offices and two loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	September 30, 2022	September 30, 2021	December 31, 2021
Assets
Cash and due from banks	$10,957	$11,728	$8,768
Interest-bearing deposits	79,466	118,863	130,021
Securities available for sale, at fair value	657,410	641,486	686,080
Restricted stock	941	845	845
Mortgage loans held for sale	-	235	615
Loans:
Loans, net of unearned income and deferred fees and costs	852,863	797,494	803,248
Less: allowance for loan losses	(8,207)	(7,698)	(7,674)
Loans, net	844,656	789,796	795,574
Premises and equipment, net	10,183	9,823	9,722
Accrued interest receivable	5,822	5,161	5,104
Other real estate owned, net	907	957	957
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	43,072	42,108	42,354
Other assets	39,684	17,181	16,287
Total assets	$1,698,946	$1,644,031	$1,702,175

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$358,772	$328,893	$317,430
Interest-bearing demand deposits	917,449	819,730	890,124
Savings deposits	217,405	201,656	208,065
Time deposits	77,023	82,455	78,968
Total deposits	1,570,649	1,432,734	1,494,587
Accrued interest payable	40	46	48
Other liabilities	16,070	20,398	15,789
Total liabilities	1,586,759	1,453,178	1,510,424

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 5,957,275 shares at September 30, 2022, 6,063,937 shares at December 31, 2021 and 6,096,958 at September 30, 2021	7,447	7,621	7,580
Retained earnings	196,941	188,693	188,229
Accumulated other comprehensive loss, net	(92,201)	(5,461)	(4,058)
Total stockholders' equity	112,187	190,853	191,751
Total liabilities and stockholders' equity	$1,698,946	$1,644,031	$1,702,175

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
($ in thousands, except for share and per share data)	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$8,816	$9,088	$25,240	$26,104
Interest on federal funds	-	-	-	-
Interest on interest-bearing deposits	506	56	757	123
Interest on securities - taxable	3,425	2,043	8,847	5,736
Interest on securities - nontaxable	408	469	1,283	1,472
Total interest income	13,155	11,656	36,127	33,435
Interest Expense
Interest on time deposits	31	61	105	223
Interest on other deposits	722	658	1,950	2,185
Total interest expense	753	719	2,055	2,408
Net interest income	12,402	10,937	34,072	31,027
Provision for (recovery of) loan losses	252	(392)	696	(338)
Net interest income after provision for loan losses	12,150	11,329	33,376	31,365
Noninterest Income
Service charges on deposit accounts	661	548	1,826	1,488
Other service charges and fees	51	50	157	134
Credit card fees	448	460	1,423	1,373
Trust income	492	433	1,374	1,282
Bank-owned life insurance	239	248	718	664
Other income	249	253	1,045	1,321
Realized securities gain, net	-	-	-	5
Total noninterest income	2,140	1,992	6,543	6,267

Noninterest Expense
Salaries and employee benefits	4,144	3,909	12,133	11,767
Occupancy and furniture and fixtures	476	447	1,432	1,378
Data processing and ATM	774	728	2,354	2,292
FDIC assessment	114	120	336	296
Net cost of other real estate owned	68	11	78	49
Franchise taxes	375	367	1,108	1,059
Other operating expenses	785	785	2,219	2,509
Total noninterest expense	6,736	6,367	19,660	19,350
Income before income tax expense	7,554	6,954	20,259	18,282
Income tax expense	1,392	1,202	3,637	3,151
Net Income	$6,162	$5,752	$16,622	$15,131
Basic and fully diluted net income per share	$1.03	$0.94	$2.77	$2.42
Weighted average number of common shares outstanding
Basic and Diluted	5,974,961	6,142,538	6,008,607	6,253,796
Dividends declared per share	$-	$-	$0.72	$0.70
Dividend payout ratio	-	-	25.98%	28.54
Book value per share	$-	$-	$18.83	$31.30

National Bankshares, Inc.

Consolidated Statements of Comprehensive (Loss) Income

(Unaudited)

	Three Months Ended September 30,
($ in thousands)	2022	2021
Net income	$6,162	$5,752
Other Comprehensive Loss, Net of Tax
Unrealized holding loss on available for sale securities net of tax of ($7,822) for the period ended September 30, 2022 and ($905) for the period ended September 30, 2021	(29,424)	(3,403)
Other comprehensive loss, net of tax	$(29,424)	$(3,403)
Total Comprehensive (Loss) Income	$(23,262)	$2,349

	Nine Months Ended September 30,
($ in thousands)	2022	2021
Net income	$16,622	$15,131
Other Comprehensive Loss, Net of Tax
Unrealized holding loss on available for sale securities net of tax of ($23,431) for the period ended September 30, 2022 and ($2,254) for the period ended September 30, 2021	$(88,143)	$(8,477)
Reclassification adjustment for gain included in net income, net of tax of ($1) for the period ended September 30, 2021	-	(4)
Other comprehensive loss, net of tax	$(88,143)	$(8,481)
Total Comprehensive (Loss) Income	$(71,521)	$6,650

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended September 30,
	2022			2021
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(4)(5)	$849,929	$8,900	4.15%	$798,807	$9,172	4.56%
Taxable securities (6)(7)	683,490	3,425	1.99%	540,854	2,043	1.50%
Nontaxable securities (1)(6)	74,670	556	2.95%	79,097	626	3.14%
Interest-bearing deposits	89,165	506	2.25%	145,759	56	0.15%
Total interest-earning assets	$1,697,254	$13,387	3.13%	$1,564,517	$11,897	3.02%
Interest-bearing liabilities:
Interest-bearing demand deposits	$936,368	$686	0.29%	$839,477	$617	0.29%
Savings deposits	217,637	36	0.07%	195,767	41	0.08%
Time deposits	78,198	31	0.16%	86,379	61	0.28%
Total interest-bearing liabilities	$1,232,203	$753	0.24%	$1,121,623	$719	0.25%
Net interest income and interest rate spread		$12,634	2.89%		$11,178	2.77%
Net yield on average interest‑earning assets			2.95%			2.83%

	Nine Months Ended September 30,
	2022			2021
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans(1)(3)(4)(5)	$829,133	$25,484	4.11%	$786,613	$26,341	4.48%
Taxable securities(6)(7)	662,824	8,847	1.78%	505,134	5,736	1.52%
Nontaxable securities(1)(6)	75,806	1,728	3.05%	80,596	1,960	3.25%
Interest-bearing deposits	97,917	757	1.03%	136,391	123	0.12%
Total interest-earning assets	$1,665,680	$36,816	2.96%	$1,508,734	$34,160	3.03%
Interest-bearing liabilities:
Interest-bearing demand deposits	$911,926	$1,839	0.27%	$799,593	$2,053	0.34%
Savings deposits	216,691	111	0.07%	186,720	132	0.09%
Time deposits	79,981	105	0.18%	88,009	223	0.34%
Total interest-bearing liabilities	$1,208,598	$2,055	0.23%	$1,074,322	$2,408	0.30%
Net interest income and interest rate spread		$34,761	2.73%		$31,752	2.73%
Net yield on average interest‑earning assets			2.79%			2.81%

(1)	Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a Federal income tax rate of 21%.
(2)	Included in interest income are loan fees of $82 and $911 for the three months ended September 30, 2022 and 2021, respectively.
(3)	Included in interest income are loan fees of $195 and $1,855 for the nine months ended September 30, 2022 and 2021, respectively.
(4)	Nonaccrual loans are included in average balances for yield computations.
(5)	Includes loans held for sale.
(6)	Daily averages are shown at amortized cost.
(7)	Includes restricted stock.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Average Balances
Cash and due from banks	$11,275	$11,412	$11,676	$11,725
Interest-bearing deposits	89,165	145,759	97,917	136,391
Securities available for sale	686,303	631,320	693,303	593,350
Mortgage loans held for sale	194	569	184	610
Loans, gross	850,175	799,984	829,400	787,750
Loans, net of unearned income and deferred fees and costs	849,735	798,238	828,949	786,003
Loans, net	841,619	790,186	821,082	777,649
Intangible assets	5,848	5,848	5,848	5,848
Total assets	1,728,040	1,662,897	1,716,907	1,601,711

Noninterest bearing deposits	341,030	326,478	334,727	313,911
Interest-bearing and savings deposits	1,154,005	1,035,244	1,128,617	986,313
Time deposits	78,198	86,379	79,981	88,009
Total deposits	1,573,233	1,448,101	1,543,325	1,388,233
Stockholders' equity	138,787	194,573	157,540	193,184

Financial Ratios
Return on average assets(1)	1.41%	1.32%	1.29%	1.25%
Return on average equity(1)	17.61%	11.26%	14.04%	10.36%
Efficiency ratio(2)	45.59%	48.34%	48.03%	51.54%
Average equity to average assets	8.03%	11.70%	9.18%	12.06%

Allowance for Loan Losses
Beginning balance	$8,069	$8,077	$7,674	$8,481
Provision for (recovery of) losses	252	(392)	696	(338)
Charge-offs	(181)	(104)	(316)	(690)
Recoveries	67	117	153	245
Ending balance	$8,207	$7,698	$8,207	$7,698

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average year-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized.

(2)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	September 30, 2022	September 30, 2021
Nonperforming Assets
Nonaccrual loans	$118	$39
Nonaccrual restructured loans	2,770	3,075
Total nonperforming loans	2,888	3,114
Other real estate owned	$907	$957
Total nonperforming assets	$3,795	$4,071
Accruing restructured loans	279	3,009
Loans 90 days or more past due	$48	$62

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.44%	0.51%
Allowance for loans losses to total loans(1)	0.96%	0.97%
Allowance for loan losses to total loans(1), excluding SBA PPP loans	0.96%	0.98%
Allowance for loan losses to nonperforming loans	284.18%	247.21%
Loans past due 90 days or more to loans(1)	0.01%	0.01%

(1)	Loans are net of unearned income and deferred fees and costs